Exhibit 10.2

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of [•], 2023, by and among Nextracker LLC, a Delaware limited liability company (the “Company”), and Nextracker Inc., a Delaware corporation and the sole managing member of the Company (“PubCo”), and the holders of Common Units (as defined below) and shares of Class B Common Stock (as defined below) from time to time party hereto (each, a “Holder”).

W I T N E S E T H:

WHEREAS, the parties hereto desire to provide for the exchange of Common Units together with shares of Class B Common Stock for shares of Class A Common Stock (as defined below), in each case, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.01 Definitions.

(a) The following terms shall have the following meanings for the purposes of this Agreement:

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or Regulatory Agency that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Board” means the board of directors of PubCo.

“Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks located in New York, New York are authorized or required by Applicable Law to close.

“Cash Exchange Payment” means an amount in U.S. dollars equal to the product of (x) the number of applicable Paired Interests, (y) the then-applicable Exchange Rate and (z) the Class A Common Stock Value.

“Class A Common Stock” means Class A common stock of PubCo, par value $0.0001 per share.

“Class A Common Stock Value” means with respect to any Exchange, the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class

A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the three consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the related Exchange Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Class A Common Stock Value shall be determined in good faith by a majority of the disinterested members of the Board or a committee of disinterested directors of the Board.

“Class B Common Stock” means Class B common stock of PubCo, par value $0.0001 per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” has the meaning assigned to it in the LLC Agreement.

“Deliverable Common Stock” means Class A Common Stock or the common stock then publicly listed and issued by PubCo.

“Direct Exchange” has the meaning set forth in Section 2.08 of this Agreement.

“Direct Exchange Election Notice” has the meaning set forth in Section 2.08 of this Agreement.

“DTC” means The Depository Trust Company.

“Employee Matters Agreement” has the meaning assigned to it in the Separation Agreement, as the same may be amended or restated from time to time.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Date” means, unless PubCo, the Company and the Exchanging Holder otherwise agree in writing, the date that is five (5) Business Days after receipt of the Notice of Exchange by PubCo and the Company; provided that the Exchanging Holder may specify an Exchange Date that is later than five (5) Business Days after receipt of the Notice of Exchange by PubCo and the Company as permitted under Section 2.02(c)(i).

“Exchange Rate” means the number of shares of Class A Common Stock for which one Paired Interest is entitled to be Exchanged under this Agreement. On the date of this Agreement, the Exchange Rate shall be one, subject to adjustment pursuant to Section 2.03 of this Agreement.

“Exchanged Common Units” means any Common Units to be Exchanged (as part of a Paired Interest) for the Cash Exchange Payment or Share Settlement, as applicable, on the applicable Exchange Date.

“Exchanging Holder” means a Holder effecting an Exchange pursuant to this Agreement.

“Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, or foreign, international, multinational or other government, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, by and among the Company and each other party thereto, as the same may be amended or restated from time to time.

“Manager” has the meaning assigned to it in the LLC Agreement.

“Newco” means Yuma, Inc., a Delaware corporation.

“Newco Sub” means Yuma Subsidiary, Inc., a Delaware corporation.

“Paired Interest” means one Common Unit together with one share of Class B Common Stock, subject to adjustment pursuant to Section 2.03.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body.

“Redemption” has the meaning set forth in Section 2.01 of this Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among PubCo and each other party thereto, as the same may be amended or restated from time to time.

“Regulatory Agency” means the SEC, the Financial Industry Regulatory Authority, Inc., any non-U.S. regulatory agency and any other regulatory authority or body (including any state or provincial securities authority and any self-regulatory organization) with jurisdiction over the Company, PubCo or any of their respective Affiliates.

“Reorganization Documents” means the Employee Matters Agreement, LLC Agreement, Registration Rights Agreement, Separation Agreement and Transition Services Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Separation Agreement” means the Separation Agreement, dated as of February 1, 2022, by and among the parties named therein, as the same may be amended or restated from time to time.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated on or about the date hereof, by and among PubCo and each other party thereto, as the same may be amended or restated from time to time.

“TPG” means TPG Rise Flash, L.P., a Delaware limited partnership.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transition Services Agreement” means the Transition Services Agreement, dated as of February 1, 2022, by and among the parties named therein, as the same may be amended or restated from time to time.

“Withholding Certificate” has the meaning set forth in Section 4.11 of this Agreement

(b) Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the LLC Agreement.

(c) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Cash Exchange Payment Notice	Section 2.02(d)
Company	Preamble
e-mail	Section 4.03
Exchange	Section 2.01
Exchange Agent	Section 2.02(a)
Holder	Preamble
Notice of Exchange	Section 2.02(a)
Permitted Transferee	Section 4.01
PubCo	Preamble
PubCo Offer	Section 2.04
Share Settlement	Section 2.01(b)

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Except to the extent otherwise expressly provided herein, all references to any Holder shall be deemed to refer solely to such Person in its capacity as such Holder and not in any other capacity.

ARTICLE II

EXCHANGE

Section 2.01 Exchange of Paired Interests for Class A Common Stock. Subject to Sections 2.02 and 2.03, each Holder shall be entitled, upon the terms and subject to the conditions hereof, to surrender Paired Interests to the Company in exchange (such exchange, a “Redemption” and, together with a Direct Exchange (as defined below), an “Exchange”) for the delivery by the Company to such Holder, at the option of the Board (acting by a majority of disinterested members of the Board or a committee of disinterested directors of the Board), of:

(a) a Cash Exchange Payment; or

(b) a number of shares of Class A Common Stock that is equal to the product of the number of Paired Interests surrendered multiplied by the Exchange Rate (a “Share Settlement”).

Section 2.02 Exchange Procedures; Notices and Revocations.

(a) A Holder may exercise the right to effect an Exchange as set forth in Section 2.01 by delivering a written notice of exchange in respect of the Paired Interests to be Exchanged substantially in the form of Exhibit A hereto (the “Notice of Exchange”), duly executed by such Holder, to PubCo and the Company in the manner set forth in Section 4.03, or if any agent for the Exchange is duly appointed and acting (the “Exchange Agent”), to the office of the Exchange Agent during normal business hours. If Common Units and/or the Class B Common Stock are then represented by certificates, certificate(s) representing at least the number of Common Units and/or Class B Common Stock being Exchanged, with instrument(s) of transfer reasonably acceptable to PubCo and the Company and executed in blank, shall be delivered by the Exchanging Holder to PubCo and the Company in the manner set forth in Section 4.03. If such certificates have been lost, the Exchanging Holder may deliver, in lieu of such certificate(s), an affidavit of lost certificates.

(b) Notwithstanding anything to the contrary herein, the Company and PubCo shall have the authority to prevent an Exchange or add or modify the Exchange procedures set forth in this Section 2.02 if the Company or PubCo, as applicable, in consultation with its tax advisor reasonably determines in good faith that, absent such action, it is likely that the Company would be treated as a “publicly traded partnership” under Section 7704 of the Code; provided, that the Company and PubCo, as applicable, shall first consult in good faith with the applicable Holders in order to attempt to ameliorate the cause of such risk; provided, further, that if the applicable Holders obtain an opinion from a nationally recognized tax advisor, in form and substance reasonably satisfactory to the Company and PubCo, that absent such action the Company “should” not be treated as a “publicly traded partnership” under Section 7704 of the Code, then the Company and PubCo, as applicable, shall not prevent such Exchange or add or modify the Exchange procedures set forth in this Section 2.02, and the Company and PubCo shall reasonably cooperate with the applicable Holder in connection with obtaining any such opinion.

(c) Contingent Notice of Exchange and Revocation by Holders.

(i) A Notice of Exchange from a Holder may specify that the Exchange is to be contingent (including as to the timing) upon (1) the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Deliverable Common Stock into which the Paired Interests are exchangeable or (2) contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Deliverable Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property; provided, that the Exchange shall be deemed to be effective immediately prior to the consummation or closing of such transaction or event (which day shall be the “Exchange Date” for purposes of this Agreement).

(ii) Notwithstanding anything herein to the contrary, a Holder may withdraw or amend a Notice of Exchange, in whole or in part, prior to the effectiveness of the Exchange, at any time prior to 5:00 p.m. New York City time, on the Business Day immediately preceding the Exchange Date (or any such later time as may be required by Applicable Law) by delivery of a written notice of withdrawal to PubCo and the Company or the Exchange Agent, specifying (1) the number of withdrawn Paired Interests, (2) if any, the number of Paired Interests as to which the Notice of Exchange remains in effect and (3) if the Holder so determines, a new Exchange Date or any other new or revised information permitted in the Notice of Exchange.

(d) PubCo shall provide notice to the Exchanging Holder of its intention to consummate an Exchange through a Cash Exchange Payment on the second Business Day immediately following the receipt of a Notice of Exchange (a “Cash Exchange Payment Notice”). If PubCo does not timely deliver a Cash Exchange Payment Notice, then PubCo shall be deemed to have elected the Share Settlement method under Section 2.01(b).

(e) Each Exchange shall be deemed to be effective immediately prior to the close of business on the Exchange Date, and, unless such Exchange is to be settled with a Cash Exchange Payment, the Exchanging Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) shall be deemed to be a holder of Deliverable Common Stock from and after the effectiveness of the Exchange.

(i) In the case of a Redemption, as promptly as practicable on or after the Exchange Date, (A) PubCo shall contribute to the Company, for delivery to the Exchanging Holder (x) the Deliverable Common Stock underlying the Share Settlement with respect to any Paired Interests not subject to a Cash Exchange Payment Notice and (y) the Cash Exchange Payment with respect to any Paired Interests subject to a Cash Exchange Payment Notice, (B) the Exchanging Holder (I) shall surrender the Exchanged Common Units to the Company, free and clear of all liens and encumbrances, and the Company shall cancel such Exchanged Common Units and (II) transfer and surrender the corresponding number of shares of Class B Common Stock to PubCo, free and clear of all liens and encumbrances, and PubCo shall cancel such shares of Class B Common Stock, (C) the Company shall issue to PubCo a number of Common Units equal to the number of Exchanged Common Units surrendered pursuant to the preceding clause (B), (D) solely to the extent necessary in connection with a Redemption, PubCo shall undertake all actions, including, without limitation, an issuance, reclassification, distribution, division or recapitalization, with respect to the shares of Class A Common Stock to maintain a one-to-one ratio (or such other ratio then in effect) between the number of Common Units owned by PubCo, directly or indirectly, and the number of outstanding shares of Class A Common

Stock, taking into account the issuance in the preceding clause (C), any Share Settlement and any other action taken in connection with this Section 2.02(e), and (E) the Company shall transfer to the Exchanging Holder the Cash Exchange Payment and/or the Share Settlement, as applicable.

(ii) In the case of a Direct Exchange, as promptly as practicable on or after the Exchange Date, (A) PubCo shall deliver to the Exchanging Holder, (x) the Deliverable Common Stock underlying the Share Settlement with respect to any Paired Interests not subject to a Cash Exchange Payment Notice and (y) the Cash Exchange Payment with respect to any Paired Interests subject to a Cash Exchange Payment Notice, (B) the Exchanging Holder shall transfer to PubCo the Exchanged Common Units and the corresponding shares of Class B Common Stock (it being understood that PubCo shall cancel the surrendered shares of Class B Common Stock), in each case free and clear of all liens and encumbrances, and (C) solely to the extent necessary in connection with a Direct Exchange, PubCo shall undertake all actions, including, without limitation, an issuance, reclassification, distribution, division or recapitalization, with respect to the shares of Class A Common Stock to maintain a one-to-one ratio (or such other ratio then in effect) between the number of Common Units owned by PubCo, directly or indirectly, and the number of outstanding shares of Class A Common Stock, taking into account any Share Settlement and any other action taken in connection with this Section 2.02(e).

(iii) (A) If the Exchange is to be settled with a Share Settlement, then the Company and/or PubCo shall deliver or cause to be delivered to the Exchanging Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) the number of shares of Deliverable Common Stock, deliverable upon such Exchange, registered in the name of such Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) or (B) if the Exchange is to be settled with a Cash Exchange Payment, then the Company and/or PubCo shall deliver or caused to be delivered to the Exchanging Holder (or such other Person(s) as may be directed by such Exchanging Holder) the Cash Exchange Payment as promptly as practicable (but not later than five Business Days) after the Exchange Date. To the extent any Deliverable Common Stock is settled through the facilities of DTC, PubCo will, subject to Section 2.02(h) below, upon the written instruction of an Exchanging Holder, deliver or cause to be delivered the shares of Deliverable Common Stock deliverable to such Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued), through the facilities of DTC, to the account of the participant of DTC designated by such Holder.

(f) Subject to Section 2.02(g), the shares of Deliverable Common Stock issued upon an Exchange shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(g) If (i) any shares of Deliverable Common Stock may be sold pursuant to a registration statement that has been declared effective by the SEC, (ii) all of the applicable conditions of Rule 144 are met, or (iii) the legend (or a portion thereof) otherwise ceases to be applicable, PubCo, upon the written request of the Holder thereof, shall promptly provide such Holder or its respective transferees, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any) with new certificates (or evidence of book-entry share) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, such Holder shall provide PubCo with such information in its possession as PubCo may reasonably request in connection with the removal of any such legend.

(h) PubCo, the Company and each Exchanging Holder shall bear their own respective expenses in connection with the consummation of any Exchange by such Holder, whether or not any such Exchange is ultimately consummated; provided, however, that PubCo will pay any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, further, that if any shares of Deliverable Common Stock are to be delivered in a name other than that of the Holder that requested the Exchange (or DTC or its nominee for the account of a participant of DTC that will hold the shares for the account of such Holder), then such Holder and/or the Person in whose name such shares are to be delivered shall pay to PubCo or the Company, as applicable, the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of PubCo and the Company that such tax has been paid or is not payable.

(i) Notwithstanding anything to the contrary in this Article II, a Holder shall not be entitled to effect an Exchange (and, if attempted, any such Exchange shall be void ab initio), and PubCo and the Company shall have the right to refuse to honor any request to effect an Exchange, at any time or during any period, if PubCo or the Company shall reasonably determine that such Exchange (i) would be prohibited by any Applicable Law (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder), provided this subsection Section 2.02(i) shall not limit PubCo or the Company’s obligations under Section 2.06(b), (ii) would not be permitted under (x) the LLC Agreement, (y) other agreements with PubCo, the Company or any of their respective controlled Affiliates to which such Exchanging Holder may be party or (z) any written policies of PubCo, the Company or any of the Company’s subsidiaries related to unlawful or inappropriate trading applicable to its directors, officers or other personnel to which the Exchanging Holder is subject or (iii) would require regulatory approval but such approval has not been obtained; provided, that, PubCo and the Company shall, at the request of any Holder, use their reasonable best efforts to make any applicable regulatory filings as promptly as practicable following the receipt of a Notice of Exchange from such Holder. Upon such determination, PubCo or the Company (as applicable) shall notify the Holder requesting the Exchange of such determination, which such notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been honored.

Section 2.03 Adjustment.

(a) The Exchange Rate shall be adjusted accordingly if there is any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class B Common Stock or Common

Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Holder shall be entitled to receive the amount of such security, securities or other property that such Exchanging Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Section 2.03(a) shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to, mutatis mutandis, and all references to “Paired Interests” shall be deemed to include, any security, securities or other property of PubCo or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock or Common Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

(b) This Agreement shall apply to the Paired Interests held by the Holders and their Permitted Transferees as of the date hereof, as well as any Paired Interests hereafter acquired by a Holder and his or her or its Permitted Transferees.

Section 2.04 Tender Offers and Other Events with Respect to PubCo. In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Common Stock (a “PubCo Offer”) is proposed by PubCo or is proposed to PubCo or its stockholders and approved by the Board or is otherwise effected or to be effected with the consent or approval of the Board, the Holders of Paired Interests shall be permitted to participate in such PubCo Offer by delivery of a Notice of Exchange (which Notice of Exchange shall be effective immediately prior to the consummation of such PubCo Offer (and, for the avoidance of doubt, shall be contingent upon the consummation of such PubCo Offer and not be effective if such PubCo Offer is not so consummated)). In the case of a PubCo Offer proposed by PubCo, PubCo will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Holders of Paired Interests to participate in such PubCo Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided, that without limiting the generality of this sentence (and without limiting the ability of any Holder to Exchange Paired Interests at any time pursuant to the terms of this Agreement), PubCo will use its reasonable best efforts expeditiously and in good faith to ensure that such Holders may participate in each such PubCo Offer without being required to Exchange Paired Interests. For the avoidance of doubt, in no event shall the Holders of Paired Interests be entitled to receive in such PubCo Offer aggregate consideration for each Paired Interest that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a PubCo Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).

Section 2.05 Listing of Deliverable Common Stock. If the Class A Common Stock is listed on a national securities exchange, PubCo shall use its reasonable best efforts to cause all Class A Common Stock issued upon an Exchange to be listed promptly on the same national securities exchange upon which the outstanding Class A Common Stock may be listed or traded at the time of such issuance.

Section 2.06 Deliverable Common Stock to be Issued.

(a) PubCo shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Deliverable Common Stock as shall be deliverable upon Exchange of all then-outstanding Paired Interests; provided, that nothing contained herein shall be construed to preclude PubCo or the Company from satisfying its obligations in respect of an Exchange by delivery of shares of Deliverable Common Stock that are held in the treasury of PubCo or any of its subsidiaries or by delivery of purchased shares of Deliverable Common Stock (which may or may not be held in the treasury of PubCo or any subsidiary thereof). PubCo and the Company represent, warrant and covenant that all shares of Deliverable Common Stock issued upon an Exchange will, upon issuance thereof, be validly issued, fully paid and non-assessable.

(b) Subject to the terms of the Registration Rights Agreement, PubCo and the Company covenant and agree to deliver shares of Deliverable Common Stock, if requested, pursuant to an effective registration statement with respect to any Exchange to the extent that a registration statement is effective and available for such shares with respect to such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration statement has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Holders requesting such Exchange, PubCo and the Company shall use reasonable best efforts to promptly facilitate such Exchange pursuant to an available exemption from such registration requirements.

(c) PubCo agrees that it has taken all or will take such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, PubCo of equity securities of PubCo (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of PubCo for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of PubCo, including any director by deputization. The authorizing resolutions shall be approved by either PubCo’s Board or a committee thereof composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3 under the Exchange Act) of PubCo.

Section 2.07 Distributions. No Exchange shall impair the right of the Exchanging Holder to receive any distributions payable on the Common Units that are to be exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange. No adjustments in respect of dividends or distributions on any Common Unit will be made on the Exchange of any Paired Interest, and if the Exchange Date with respect to a Common Unit occurs after the record date for the payment of a dividend or other distribution on Common Units but before the date of the payment, then the registered Holder of the Common Unit at the close of business on the record date will be entitled to receive the dividend or other distribution payable on the Common Unit on the payment date notwithstanding the Exchange of the Paired Interests or a default in payment of the dividend or distribution due on the Exchange Date, and, for the avoidance of doubt, no Exchanging Holder shall have the right to receive any distributions (including tax distributions) on any Exchanged Common Unit with a record date that occurs from and after any Exchange Date. For the avoidance of doubt, no Exchanging Holder shall be entitled to receive, in respect of a single record date, distributions or dividends both on Common Units exchanged by such Holder and on shares of Deliverable Common Stock received by such Holder in such Exchange.

Section 2.08 Direct Exchange. Notwithstanding anything to the contrary in this Article II, PubCo may, in its sole and absolute discretion, elect to effect on the Exchange Date the Exchange of Paired Interests for the Cash Exchange Payment and/or the Share Settlement, as the case may be (and subject to the terms of this Article II), through a direct exchange of such Paired Interests between the Exchanging Holder and PubCo (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 2.08 and subject to Section 2.02(e)(ii), PubCo shall acquire the Exchanged Common Units and PubCo shall be treated for all purposes of this Agreement as the owner of such Exchanged Common Units; provided, that, any such election by PubCo shall not relieve the Company of its obligation arising with respect to such applicable Notice of Exchange or Cash Exchange Payment Notice. PubCo may, at any time prior to an Exchange Date, deliver written notice (a “Direct Exchange Election Notice”) to the Company and the Exchanging Holder setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date. A Direct Exchange Election Notice may be revoked by PubCo at any time; provided, that any such revocation does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Paired Interests that would otherwise have been subject to an Exchange. Except as otherwise provided in this Section 2.08, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated had PubCo not delivered a Direct Exchange Election Notice.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of PubCo and of the Company.

(a) Each of PubCo and the Company represents and warrants that (i) it is a corporation or limited liability company duly incorporated or formed, as applicable, and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate or limited liability company power, as applicable, and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and, in the case of PubCo, to issue the Deliverable Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (including, in the case of PubCo, the issuance of the Deliverable Common Stock) have been duly authorized by all necessary corporate or limited liability company action on its part, as applicable, and (iv) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Each of PubCo and the Company represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Manager) under this Agreement and covenants that, except as expressly permitted by this Agreement, the LLC Agreement or the Separation Agreement, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 3.02 Representations and Warranties of the Holders. Each Holder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Holder and (iv) this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally. Additionally, each Holder, severally and not jointly, represents and warrants that it is aware of the restrictions on Transfer (as defined in the LLC Agreement) contained in Article X of the LLC Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Additional Holders.

(a) To the extent that a Holder validly transfers any or all of such Holder’s Paired Interests to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement or the Registration Rights Agreement, as applicable, then such transferee (each, a “Permitted Transferee”) shall have the right, in connection with such transaction, to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Holder hereunder.

(b) To the extent the Company issues additional Common Units, then any holder of such Common Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Holder hereunder; provided, however, that PubCo may delay the initial exercisability of the Exchange right by such new Holder to the extent PubCo in its sole discretion deems appropriate to facilitate compliance with the Securities Act.

Section 4.02 Further Assurances. Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of PubCo and the Company, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 4.03 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

(a) if to PubCo or the Company, to:

Nextracker Inc.

6200 Paseo Padre Parkway

Fremont, California 94555

Attention: General Counsel

E-mail: lschlesinger@nextracker.com

(b) if to Newco or Newco Sub, to:

Yuma, Inc.

6201 America Center Drive

San Jose, California 95002

Attention: General Counsel

E-mail: general.counsel@flex.com

with a copy (which copy shall not constitute notice) to:

Richard Riecker

6201 America Center Drive

San Jose, California 95002

Email: richard.riecker@flex.com

(c) if to TPG, to:

TPG Rise Flash, L.P.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Attention: Office of General Counsel

c/o Nadia Karkar

Email.: officeofgeneralcounsel@tpg.com

cc: nkarkar@tpg.com

(d) if to any other Holder, to the address and other contact information set forth in the records of PubCo or the Company from time to time, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 4.04 Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 4.05 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 4.06 Entire Agreement. This Agreement and, as applicable, the other Reorganization Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party hereto.

Section 4.07 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.08 Amendment. This Agreement may only be amended or modified, in whole or in part, at any time and from time to time by a written instrument signed by (i) PubCo, (ii) the Company, (iii) the Holders of Common Units holding a majority of the then outstanding Common Units of the Company and (iv) Newco, to the extent Newco is then a Holder of Common Units. In the event that this Agreement is amended, whether or not the prior written consent of any Holder is required under the foregoing sentence, PubCo or the Company shall provide a copy of such amendment to all Holders. Notwithstanding anything to the contrary in this Agreement (including this Section 4.08), the execution and delivery of a joinder to this Agreement pursuant to Section 4.01 shall not require the consent of any Holder or any other party hereto and shall not be deemed to be an amendment or modification to this Agreement.

Section 4.09 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement and all rights and remedies in connection herewith, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether under the laws of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction. THE PARTIES HERETO VOLUNTARILY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY U.S. DISTRICT COURT OR DELAWARE STATE CHANCERY COURT LOCATED, IN EACH CASE, IN WILMINGTON, DELAWARE, OVER ANY DISPUTE BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY AGREES THAT ALL SUCH CLAIMS IN RESPECT OF SUCH DISPUTE SHALL BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH PARTY HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.10 Tax Treatment. This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Treasury Regulation Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c). As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of the Common Units and shares of Class B Common Stock by a Holder to PubCo, and no party shall take a contrary position on any income tax return or amendment thereof.

Section 4.11 Withholding; Certification of Non-Foreign Status. Notwithstanding anything to the contrary herein, each of PubCo and the Company (and each of their agents) may, in its discretion, (i) request that an Exchanging Holder deliver to the PubCo or the Company, as the case may be, a certification of non-foreign status (or an Internal Revenue Service Form W-9) in accordance with Treasury Regulation Section 1.1445-2(b) and 1.1446(f)-2(b)(2) (a “Withholding Certificate”) prior to an Exchange, and (ii) deduct or withhold cash or shares of Class A Common Stock, as applicable, with a fair market value equal to the minimum amount of taxes that PubCo or the Company, as the case may be, is required to deduct or withhold under Applicable Law with respect to such Exchange; provided, that each of PubCo and the Company, as applicable, shall consult in good faith with an Exchanging Holder prior to deducting or withholding any amounts payable to such Exchanging Holder hereunder. To the extent that amounts are (or property is) so deducted or withheld and paid over to the appropriate taxing authority in accordance with Applicable Law, such deducted or withheld amounts (or property) shall be treated as having been paid (or delivered) to the applicable Exchanging Holder.

Section 4.12 Independent Nature of Holders’ Rights and Obligations. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under hereunder. The decision of each Holder to enter into to this Agreement has been made by such Holder independently of any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

Section 4.13 Specific Enforcement. The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

NEXTRACKER INC.

By:
Name:
Title:

NEXTRACKER LLC

By:
Name:
Title:

[Signature Page to the Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

HOLDERS:

YUMA, INC.

By:
Name:
Title:

YUMA SUBSIDIARY, INC.

By:
Name:
Title:

TPG RISE FLASH, L.P.

By:	TPG Rise Climate DE AIV SPV GP, LLC, a Delaware limited liability company
Its:	General Partner

By:
Name:
Title:

[Signature Page to the Exchange Agreement]

EXHIBIT A

[FORM OF]

NOTICE OF EXCHANGE

[•]

[•]

[•]

Attn: [•]

Email: [•]

Reference is hereby made to the Exchange Agreement, dated as of [ ], 2023 (as amended from time to time, the “Exchange Agreement”), by and among Nextracker LLC, a Delaware limited liability company (the “Company”), Nextracker Inc., a Delaware corporation (“PubCo”), and the holders of Common Units (as defined therein) and shares of Class B Common Stock (as defined therein) from time to time party hereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder hereby transfers to the Company or PubCo, as applicable, effective as of the Exchange Date and, in the case of a contingent exchange, subject to the occurrence of the contingency set forth below, the number of shares of Class B Common Stock plus Common Units set forth below (together, the “Paired Interests”) in Exchange for cash or shares of Class A Common Stock (the “Deliverable Common Stock”) to be issued in its name as set forth below, in accordance with the terms of the Exchange Agreement.

Legal Name of Holder: [                                                                 ]

Address: [                                                                 ]

[                                                         ]

[                                                         ]

Number of Paired Interests to be Exchanged: [                                    ]

Timing / Contingent Exchanges (complete either (a) or (b))

(a) Exchange Date: [                                        ]

(b) If Exchange is contingent upon the occurrence of any event pursuant to Section 2.02(c), please describe such contingency: [                                    ]

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Notice of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Notice of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Paired Interests subject to this Notice of Exchange are being transferred to the Company or PubCo, as applicable, free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Paired Interests subject to this Notice of Exchange is required to be obtained by the undersigned for the transfer of such Paired Interests to the Company or PubCo, as applicable.

The undersigned hereby irrevocably constitutes and appoints any officer of PubCo or the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Company or PubCo, as applicable, the Paired Interests subject to this Notice of Exchange and for the Company or PubCo, as applicable, to deliver to the undersigned the cash or shares of Deliverable Common Stock to be delivered in Exchange therefor.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

EXHIBIT B

[FORM OF]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [ ], 2023 (as amended from time to time, the “Agreement”), by and among Nextracker LLC, a Delaware limited liability company (the “Company”), Nextracker Inc., a Delaware corporation (“PubCo”), and the holders of Common Units (as defined therein) and shares of Class B Common Stock from time to time party hereto (each, a “Holder”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned, having acquired shares of Class B Common Stock and Common Units, hereby joins and enters into the Agreement. By signing and returning this Joinder Agreement to PubCo, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holder contained in the Agreement, with all attendant rights, duties and obligations of a Holder thereunder and (ii) makes each of the representations and warranties of a Holder set forth in Section 3.02 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by PubCo and by the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name: [                                ]

Address for Notices:	[ ]
[ ]
[ ]

With Copies to:	[ ]

[ ]

[ ]

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned.

By:
Name:
Title: